Exhibit 99.1

NEWS RELEASE

Media Contacts:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Balet
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
IKEA U.S., Press Office 1-866-329-4532 press.us@ikea.com

ALLIANCE DATA TO LAUNCH CO-BRAND AND PRIVATE LABEL CREDIT CARDS
FOR IKEA GROUP RETAIL OPERATIONS IN THE U.S.

•	New credit program to support the rapid growth of IKEA in the U.S.
•	Seamless application in stores and online will enable customers to begin enjoying benefits of the loyalty-driven card
•	Alliance Data's proprietary data assets will deliver custom analytics and insights to drive top-line sales and increase visits online and in-store

PLANO, TX – Jan. 9, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit card programs, has signed a new agreement to provide branded credit card services in the United States for IKEA Group (www.ikea.com), the world's largest furniture retailer. The IKEA Group operates 47 stores in the U.S. and a total of 362 in 29 countries around the world. IKEA aims to offer consumers home furnishing solutions of good design and function at affordable prices.

Alliance Data will create a loyalty-driven credit card program that combines customer insights and industry benchmarking to develop a customized rewards and benefits package tailored for the unique IKEA customer base. The co-branded rewards card can be used for both IKEA purchases and for everyday spending needs such as gas, groceries and utilities. The card will incorporate custom program perks designed to recognize customers for their loyalty. In order to make the card as affordable and rewarding as possible, IKEA Group in the U.S. has designed the card without an annual fee, and will reinvest resources from the card to offer customers more generous rewards. Alliance Data will leverage its digital and mobile expertise throughout the customer's shopping journey, including its Frictionless Mobile CreditSM, which provides a seamless application experience–throughout the store or online–and puts customers in control of how and where they want to initiate the experience.

In addition, the new IKEA Projekt Card in the U.S. will function as a store-branded financing solution for qualified customers doing major home decorating and renovation projects, such as a dream kitchen. It will provide special financing options, allowing customers to pay for larger purchases over time.

"Making life better and easier for the many people drives everything we do at IKEA, and we were looking for a like-minded credit marketing partner that is passionate about the same values," said Jacqueline DeChamps, chief operating officer at IKEA U.S. "Alliance Data really understands our company and will deliver meaningful credit and loyalty programs, while constantly innovating based on our customer needs. Leveraging Alliance Data's skillset in loyalty and marketing, we are excited about how this new partnership will enhance our customers' shopping experience across channels with added convenience and benefits."

"Alliance Data and IKEA share a common culture focused on doing what is right for customers, the community, and the environment," said Melisa Miller, president of Alliance Data's card services business. "We are thrilled to embark on this exciting new partnership to provide an unparalleled customer experience through our credit programs. We are confident that our lifecycle marketing approach will attract existing and new IKEA customers as lifelong cardmembers, motivated by a credit and loyalty experience that reflects the deliberately different approach that has earned IKEA its leadership position in the industry."

IKEA U.S. utilized the services of the International Law Firm of Alston & Bird to consummate the transaction.

About IKEA
Since its 1943 founding in Sweden, IKEA has offered home furnishings of good design and function at low prices. The IKEA Group operates 362 IKEA stores in 29 countries, including 47 in the U.S. IKEA incorporates sustainability into day-to-day business and supports initiatives that benefit children and the environment. For more information see IKEA-USA.com, @IKEAUSANews, @IKEAUSA or IKEAUSA on Facebook, YouTube, Instagram and Pinterest.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and business card products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.KnowMoreSellMore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas,
Alliance Data consists of three businesses that together employ more than 17,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Investor information about Alliance Data's businesses may be found here.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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